Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - May 2006

Series	1996-4	1997-4	1997-8	1998-6
Deal Size	$602MM	$602MM	$939MM	$964MM
Expected Maturity	8/10/2006	6/17/2007	9/17/2007	8/18/2008

Yield	16.81%	16.81%	16.81%	16.80%
Less: Coupon	5.39%	5.38%	5.33%	5.34%
Servicing Fee	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	3.68%	3.68%	3.67%	3.67%
Excess Spread:
May-06	6.24%	6.25%	6.31%	6.29%
April-06	6.23%	6.19%	6.24%	6.22%
March-06	9.63%	9.59%	9.64%	9.57%
Three Month Average Excess Spread	7.37%	7.34%	7.40%	7.36%

Delinquency:
30 to 59 Days	0.95%	0.95%	0.95%	0.95%
60 to 89 Days	0.72%	0.72%	0.72%	0.72%
90+ Days	1.50%	1.50%	1.50%	1.50%
Total	3.17%	3.17%	3.17%	3.17%

Principal Payment Rate	19.41%	19.41%	19.41%	19.41%